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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-174913 on Form S-8 of our reports dated March 8, 2013, relating to the consolidated financial statements and financial statement schedule of Interactive Brokers Group, Inc. (the "Company"), and our report dated March 8, 2013 relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of Interactive Brokers Group, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP
New York, New York
March 8, 2013

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM